UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2007

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 4, 2007, Kindred Healthcare, Inc. (“Kindred” or the “Company”) and AmerisourceBergen Corporation (“ABC”) entered into an amendment (the “Amendment”) of the Master Transaction Agreement dated as of October 25, 2006, among the Company, ABC, PharMerica, Inc., Kindred Healthcare Operating, Inc., Kindred Pharmacy Services, Inc., Safari Holding Corporation, Hippo Merger Corporation, and Rhino Merger Corporation (the “Agreement”).

The Amendment extends the “End Date” under the Agreement from June 30, 2007 to September 30, 2007. Pursuant to the Agreement, the Company and ABC will combine their respective institutional pharmacy businesses, Kindred Pharmacy Services (“KPS”) and PharMerica Long-Term Care (“PharMerica LTC”), into a new, independent, publicly-traded company (“Safari Holding Corporation”). As announced, the transaction is intended to be tax-free to shareholders of both the Company and ABC and is expected to be completed on July 31, 2007.

A copy of the Amendment is attached as Exhibit 10.1.

A copy of the joint press release, dated June 5, 2007, announcing, among other things, the entry into the Amendment is attached as Exhibit 99.1.

Cautionary Statements

The Agreement, as amended, has been filed with the Securities and Exchange Commission to provide investors with information about its terms. Except for its status as a contractual arrangement governing the legal relation of the parties thereto, the Agreement is not intended to be a source of factual, business or operational information about any of those parties.

The representations, warranties and covenants made by the parties in the Agreement are qualified, including by information in the schedules referenced in the Agreement that the parties delivered in connection with the execution of the Agreement. Representations and warranties may be used to allocate risk between the respective parties to the Agreement, including in cases in which the parties may not have complete knowledge of all relevant facts. Furthermore, the representations and warranties in the Agreement may be subject to standards of materiality that may differ from those applicable under the federal securities laws. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of fact.

This Current Report on Form 8-K (including the exhibits hereto) includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Kindred’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements. Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from Kindred’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Kindred is unable to predict or control, that may cause Kindred’s or Safari Holding Corporation’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in Kindred’s filings with the Securities and Exchange Commission. Kindred undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, (i) changes in or the failure to achieve the underlying assumptions and expectations related to the spin-off of KPS and its merger with PharMerica LTC’s institutional pharmacy business, including, among other matters, assumptions about the likelihood of and expected timing for completion of the spin-offs and mergers, the expected date the shares of Kindred and Safari Holding Corporation will trade as separate issues, the timing and development of a “when issued” trading market for Safari Holding Corporation common stock, the timing of the New York Stock Exchange’s approval for listing of the Safari Holding Corporation common stock and the timing of the mailing of the information statement to Kindred stockholders; (ii) the tax treatment of the proposed spin-offs and mergers; (iii) costs and challenges related to the pre-closing integration activities that could delay the closing or affect the operations of Safari Holding Corporation; and (iv) closing conditions not being satisfied at all

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or in a timely manner, including the availability of financing for each of KPS, PharMerica LTC and Safari Holding Corporation, the absence of adverse changes as specified in the Agreement and receipt of third party and governmental approvals with respect to the spin-offs and mergers and the continued operation by Safari Holding Corporation of the spun-off businesses.

Item 8.01.	Other Events.

Incorporated by reference is a press release issued jointly by Kindred and ABC on June 5, 2007, which is attached hereto as Exhibit 99.1.

Item 9.01.

(d) Exhibits

Exhibit 10.1	Amendment No. 1 To Master Transaction Agreement, dated as of June 4, 2007, among AmerisourceBergen Corporation, PharMerica, Inc., Kindred Healthcare, Inc., Kindred Healthcare Operating, Inc., Kindred Pharmacy Services, Inc., Safari Holding Corporation, Hippo Merger Corporation and Rhino Merger Corporation.

Exhibit 99.1	Press release dated June 5, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 6, 2007	By:	/s/ Richard A. Lechleiter
Richard A. Lechleiter
Executive Vice President and Chief Financial Officer

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